Exhibit 99.1

Press Release

Hilb Rogal & Hobbs Company	Investor Contact:	Carolyn Jones
4951 Lake Brook Drive, Suite 500	Phone:	(804) 747-3108
Glen Allen, Virginia 23060	Fax:	(804) 747-6046

FOR IMMEDIATE RELEASE

October 25, 2006

HILB ROGAL & HOBBS COMPANY REPORTS

THIRD QUARTER RESULTS

RICHMOND, VA — Hilb Rogal & Hobbs Company (NYSE:HRH), the world’s 10th largest insurance and risk management intermediary, today reported financial results for the third quarter and nine months ended September 30, 2006.

For the third quarter, total revenues were $173.2 million, compared with $164.5 million in the 2005 third quarter, an increase of 5.3%. Commissions and fees rose 5.1% to $169.4 million, during the quarter, compared with $161.1 million for the same period in 2005. The increase reflects new business production and acquisitions, partially offset by a further decline in commercial property and casualty premium rates and $1.0 million reduced contingent commissions.

Net income for the quarter was $19.1 million, or $0.53 per share, compared with a net loss of $(6.8) million, or $(0.19) per share, for the same period last year. The 2005 net loss included an after-tax charge of $26.3 million, or $0.73 per share, primarily related to the company’s 2005 regulatory settlement with the Connecticut Attorney General including related legal and administrative costs. The third quarter operating net income decreased 1.3% to $18.8 million, or $0.52 per share, compared with $19.1 million, or $0.53 per share, for the third quarter last year. The new accounting treatment for stock-based compensation resulted in $1.8 million ($0.03 per share) of additional compensation expense for the 2006 third quarter.

For the nine months ended September 30, 2006, total revenues were up 5.0% to $535.4 million from $509.9 million in the same period a year ago. Commissions and fees increased 4.4% to $521.7 million from $499.8 million last year and were affected by similar factors that impacted the third quarter, including a $4.6 million reduction in contingent commissions. Net income for the nine months increased 78.9% to $65.6 million, or $1.81 per share, from $36.7 million, or $1.01 per share, in the same period of 2005. Net income for 2005 included the regulatory charge noted above. Operating net income increased 1.6% in the period to $63.7 million, or $1.75 per share, compared with $62.7 million, or $1.73 per share, for the same period last year. Compensation expense for the nine months was increased by $5.1 million ($0.09 per share) from the new accounting treatment for stock-based compensation.

Organic growth is defined as the change in commissions and fees before the effect of acquisitions and divestitures. Excluding contingent and override commissions, organic growth was 3.2% for the third quarter and 4.4% for the nine months.

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HILB ROGAL & HOBBS COMPANY REPORTS

THIRD QUARTER RESULTS - Continued

The operating margin for the third quarter was 23.7% compared with 25.0% for the year-ago quarter. For the nine months, the operating margin decreased to 25.2% for 2006 from 25.8% for 2005. The margin change for the quarter and nine months was affected primarily by the expensing of stock options, the decrease in contingent commissions and the timing of recent 2006 acquisitions. In addition, legal costs, which increased for the quarter but declined on a year-to-date basis, impacted the margin comparisons.

Martin L. (Mell) Vaughan, III, chairman and chief executive officer, said, “Our quarterly financial results do not fully reflect the excellent progress we made on our major initiatives, including record new business, improved retention, attracting and retaining superior industry talent, and the continued implementation of Best Practices in sales, marketing, and client service. The talent and capabilities in our regions and national practices are successfully driving our performance in middle-market and major accounts. Our main objectives continue to be centered around serving clients and developing HRH’s long-term opportunities.”

F. Michael Crowley, president, said, “During the quarter, we overcame a further decline in property and casualty premiums to achieve a rate of organic growth that reflects continued progress in converting our strategies into financial performance. As one of the industry’s preferred firms, we continued to selectively recruit and add top producers, as well as bolster productivity in existing and recently acquired offices. During the quarter, we also intensified our focus on operating efficiency with several new programs involving field operations and corporate which, over time, will benefit our operating effectiveness as well as profitability.”

Vaughan concluded, “In early August, we closed the acquisition of Chicago-based Thilman & Filippini, L.L.C., thereby greatly expanding HRH’s presence in a key regional market. Thus far in 2006, we have completed four acquisitions with annualized revenues in excess of $35 million. Our acquisition pipeline remains strong with many high quality prospects, although we cannot predict when additional deals will occur.”

Hilb Rogal & Hobbs Company is the eighth largest insurance intermediary in the United States, with over 120 offices throughout the United States and London. HRH helps clients manage their risks in property and casualty, employee benefits, professional liability and other areas of specialized exposure. In addition, HRH offers a full range of personal and corporate financial products and services. HRH is focused on understanding our clients’ businesses, employees and risks, as well as the insurance and financial markets, so that we can develop insurance, risk management and employee benefits solutions that best fit their needs. The company’s common stock is traded on the New York Stock Exchange, symbol HRH. More information about HRH, including instructions for the quarterly conference call, may be found at www.hrh.com.

Forward-Looking Statements

Forward-looking statements made during the course of our conference calls, in filings by the company with the Securities and Exchange Commission, in the company’s press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized company executive officer, include the words or phrases “would be,” “will allow,” “expects to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions and are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

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HILB ROGAL & HOBBS COMPANY REPORTS

THIRD QUARTER RESULTS – Continued

While forward-looking statements are provided to assist in the understanding of the company’s anticipated future financial performance, the company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Forward-looking statements are subject to significant risks and uncertainties, many of which are beyond the company’s control. Although the company believes that the assumptions underlying its forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Actual results may differ materially from those contained in or implied by such forward-looking statements for a variety of reasons. Risk factors and uncertainties that might cause such a difference include, but are not limited to, the following: the company’s commission revenues are based on premiums set by insurers and any decreases in these premium rates could result in revenue decreases for the company; the level of contingent commissions is difficult to predict and any material decrease in the company’s collection of them is likely to have an adverse impact on operating results; the company has eliminated National Override Agreements commissions effective for business written on or after January 1, 2005, and it is uncertain whether additional contingent commissions payable to the company will offset the loss of such revenues; the company’s growth has been enhanced through acquisitions, but the company may not be able to successfully identify and attract suitable acquisition candidates and complete acquisitions; the company’s failure to integrate an acquired insurance agency efficiently may have an adverse effect on the company; the general level of economic activity can have a substantial impact on revenues that is difficult to predict; a strong economic period may not necessarily result in higher revenues; the company’s success in the future depends, in part, on the company’s ability to attract and retain quality producers; the company may be subject to increasing costs arising from errors and omissions claims against the company; the company is subject to governmental regulation which may impact operating results and/or growth; the business practices and broker compensation arrangements of the company are subject to uncertainty due to investigations by governmental authorities and related private litigation; the company is subject to a number of investigations and legal proceedings, which if determined unfavorably for the company, may adversely affect the company’s results of operations; a decline in the company’s ability to obtain new financing and/or refinance current borrowings may adversely affect the company; if the company is unable to respond in a timely and cost-effective manner to rapid technological change in the insurance intermediary industry, there may be a resulting adverse effect on business and operating results; and quarterly and annual variations in the company’s commissions and fees that result from the timing of policy renewals and the net effect of new and lost business production may have unexpected impacts on the company’s results of operations.

The company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements. For more details on factors that could affect expectations, see the company’s Annual Report on Form 10-K for the year ended December 31, 2005 and other reports from time to time filed with or furnished to the Securities and Exchange Commission.

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HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

COMPARATIVE FINANCIAL ANALYSIS

(In thousands, except per share data)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
REVENUES
Commissions and fees	$169,393	$161,119	$521,664	$499,808
Investment income	3,131	1,633	7,695	4,221
Other	641	1,739	6,014	5,834

	173,165	164,491	535,373	509,863
OPERATING EXPENSES
Compensation and employee benefits	97,776	90,742	294,890	274,597
Other operating expenses	32,430	29,893	97,023	95,423
Depreciation	2,090	2,122	6,217	6,402
Amortization of intangibles	5,571	4,783	15,376	14,197
Interest expense	4,987	4,300	14,180	12,097
Loss on extinguishment of debt[1]	—	—	897	—
Integration costs[2]	(243)	—	(243)	764
Regulatory charge and related costs[3]	—	42,320	—	42,320
Severance charge[4]	—	—	—	1,303

	142,611	174,160	428,340	447,103

INCOME (LOSS) BEFORE INCOME TAXES	30,554	(9,669)	107,033	62,760
Income tax expense (benefit)	11,486	(2,821)	41,412	26,083

NET INCOME (LOSS)	$19,068	$(6,848)	$65,621	$36,677

Net Income (Loss) Per Share:
Basic	$0.53	$(0.19)	$1.83	$1.03

Assuming Dilution	$0.53	$(0.19)	$1.81	$1.01

Dividends Per Share	$0.1200	$0.1150	$0.3550	$0.3350

Weighted Average Shares Outstanding:
Basic	35,802	35,670	35,848	35,755

Assuming Dilution	36,280	35,670	36,331	36,294

[1]	The company recorded a one-time loss on the extinguishment of its Amended and Restated Credit Agreement for the quarter ended June 30, 2006, which included various financing and professional costs previously deferred and certain lending fees associated with obtaining the company’s new credit facility.
[2]	Integration costs represent one-time costs relating to facility and lease termination costs.
[3]	The company recorded a regulatory charge representing the Connecticut settlement, related legal and administrative costs, and estimated costs for related pending regulatory matters.
[4]	The company recorded a severance charge for the quarter ended June 30, 2005, representing an estimated severance benefit for Robert B. Lockhart, the company’s former president and chief operating officer, who resigned in May 2005.

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(In thousands)

	SEPTEMBER 30, 2006	DECEMBER 31, 2005
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$241,260	$224,471
Receivables (net)	229,494	253,088
Prepaid expenses and other current assets	24,257	37,888

TOTAL CURRENT ASSETS	495,011	515,447

PROPERTY & EQUIPMENT (NET)	22,993	24,765

INTANGIBLE ASSETS (NET)	831,192	763,536

OTHER ASSETS	32,008	26,019

	$1,381,204	$1,329,767

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Premiums payable to insurance companies	$303,597	$339,088
Accounts payable	15,503	16,150
Accrued expenses	65,160	49,618
Premium deposits and credits due customers	47,892	40,454
Current portion of long-term debt	10,530	12,511

TOTAL CURRENT LIABILITIES	442,682	457,821

LONG-TERM DEBT	256,367	251,507

DEFERRED INCOME TAXES	28,904	23,307

OTHER LONG-TERM LIABILITIES	44,811	50,875

SHAREHOLDERS’ EQUITY
Common Stock (outstanding 36,122 and 35,955 shares, respectively)	241,375	233,292
Retained earnings	364,884	312,040
Accumulated other comprehensive income	2,181	925

	608,440	546,257

	$1,381,204	$1,329,767

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands, except per share data)

This press release contains references to financial measures that exclude certain charges and non-recurring items. The company believes that these adjusted financial measures provide additional measures of performance that investors can use in evaluating the company’s performance. The schedule below provides a reconciliation of these financial measures to those prepared in accordance with United States generally accepted accounting principles (GAAP).

	NET INCOME THREE MONTHS ENDED SEPTEMBER 30,		NET INCOME PER SHARE ASSUMING DILUTION THREE MONTHS ENDED SEPTEMBER 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
GAAP NET INCOME (LOSS)	$19,068	$(6,848)	$0.53	$(0.19)
Excluding:
Non-operating gains and asset write-off, net of tax	(119)	(387)	—	(0.01)
Integration costs, net of tax	(148)	—	(0.01)	—
Regulatory charge and related costs, net of tax	—	26,292	—	0.73

OPERATING NET INCOME	$18,801	$19,057	$0.52	$0.53

	OPERATING PROFIT THREE MONTHS ENDED SEPTEMBER 30,		OPERATING REVENUE THREE MONTHS ENDED SEPTEMBER 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
GAAP NET INCOME (LOSS) / REVENUE	$19,068	$(6,848)	$173,165	$164,491
Excluding:
Non-operating gains and asset write-off	162	(900)	(133)	(900)
Amortization of intangibles	5,571	4,783	—	—
Interest expense	4,987	4,300	—	—
Integration costs	(243)	—	—	—
Regulatory charge and related costs	—	42,320	—	—
Income tax expense (benefit)	11,486	(2,821)	—	—

OPERATING PROFIT / REVENUE	$41,031	$40,834	$173,032	$163,591

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands, except per share data)

	NET INCOME NINE MONTHS ENDED SEPTEMBER 30,		NET INCOME PER SHARE ASSUMING DILUTION NINE MONTHS ENDED SEPTEMBER 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
GAAP NET INCOME	$65,621	$36,677	$1.81	$1.01
Excluding:
Non-operating gains and asset write-off, net of tax	(2,320)	(1,522)	(0.06)	(0.04)
Loss on extinguishment of debt, net of tax	547	—	0.01	—
Integration costs, net of tax	(148)	459	(0.01)	0.01
Regulatory charge and related costs, net of tax	—	26,292	—	0.73
Severance charge, net of tax	—	782	—	0.02

OPERATING NET INCOME	$63,700	$62,688	$1.75	$1.73

	OPERATING PROFIT NINE MONTHS ENDED SEPTEMBER 30,		OPERATING REVENUE NINE MONTHS ENDED SEPTEMBER 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
GAAP NET INCOME / REVENUE	$65,621	$36,677	$535,373	$509,863
Excluding:
Non-operating gains and asset write-off	(3,446)	(2,791)	(3,741)	(2,791)
Amortization of intangibles	15,376	14,197	—	—
Interest expense	14,180	12,097	—	—
Loss on extinguishment of debt	897	—	—	—
Integration costs	(243)	764	—	—
Regulatory charge and related costs	—	42,320	—	—
Severance charge	—	1,303	—	—
Income tax expense	41,412	26,083	—	—

OPERATING PROFIT / REVENUE	$133,797	$130,650	$531,632	$507,072

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands)

	GAAP REVENUE THREE MONTHS ENDED SEPTEMBER 30,		TOTAL CHANGE ($)	TOTAL GROWTH (%)	NET ADJUSTMENTS (ACQUISITIONS) / DIVESTITURES	ORGANIC GROWTH (%)
(Unaudited)	2006	2005
Commissions and fees	$167,479	$158,162	9,317	5.9	(4,198)	3.2
Contingent and override commissions	1,914	2,957	(1,043)	(35.3)	(9)	(35.6)
Investment income and other	3,772	3,372	400	11.9	(50)	10.4

TOTAL	$173,165	$164,491	8,674	5.3	(4,257)	2.7

	GAAP REVENUE NINE MONTHS ENDED SEPTEMBER 30,		TOTAL CHANGE ($)	TOTAL GROWTH (%)	NET ADJUSTMENTS (ACQUISITIONS) / DIVESTITURES	ORGANIC GROWTH (%)
(Unaudited)	2006	2005
Commissions and fees	$478,624	$452,175	26,449	5.8	(6,440)	4.4
Contingent and override commissions	43,040	47,633	(4,593)	(9.6)	70	(9.5)
Investment income and other	13,709	10,055	3,654	36.3	(37)	36.0

TOTAL	$535,373	$509,863	25,510	5.0	(6,407)	3.7

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